Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2014 FINANCIAL RESULTS

ITASCA, IL, July 29, 2014 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and six-month period ended June 30, 2014. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 7.

“Our second quarter was one for the record books,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Closing 17 acquisitions in the quarter, including Oval in April, Crombie/OAMPS in June, followed by Noraxis on July 2, plus doing a secondary offering in April and a debt raise in June, were feats unto themselves, yet our team also delivered on all other measures. Our combined Brokerage and Risk Management segments posted 28% growth in adjusted revenues, of which 4.4% was total organic growth, adjusted EBITDAC was up 38%, adjusted net earnings per share grew 21%, and we improved our adjusted EBITDAC margins 191 basis points compared to the second quarter of 2013.”

•	Our Brokerage segment posted adjusted revenue growth of 34%, of which 3.4% was organic, adjusted EBITDAC was up 43%, and we improved our adjusted EBITDAC margin 190 basis points compared to the second quarter of 2013.

•	Our Risk Management segment posted adjusted revenue growth of 8%, of which 7.6% was organic, compared to the second quarter of 2013 and we bettered our 16% margin target by 70 basis points.

•	Net earnings from our clean energy investments were up 45% compared to the second quarter of 2013.

“The insurance carriers are making rational pricing decisions. In lines and accounts where rate increases are needed, the underwriters are sticking to their pricing objectives, and conversely, they are giving decreases when deserved. Based on our recent internal survey, for P&C accounts renewing in the second quarter, we saw 35% of our customers renewing at higher rates, 30% renewing about flat, and 35% getting decreases. Given this quarter’s mix of renewals, decreases in commissions from lower property rates were partially offset by increases in commissions from higher casualty rates. This is still a very good environment for our production team.”

The following provides non-GAAP information that management believes is helpful when comparing 2014 revenues, EBITDAC and diluted net earnings per share with the same periods in 2013:

Quarter Ended June 30							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	2nd Q 14	2nd Q 13	Chg	2nd Q 14	2nd Q 13	Chg	2nd Q 14	2nd Q 13	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$741.9	$555.6	34%	$213.3	$149.3	43%	$0.66	$0.52
Gains on book sales	0.7	2.9		0.7	2.9		—	0.01
Acquisition integration	—	—		(16.0)	(5.0)		(0.07)	(0.02)
Workforce & lease termination	—	—		(1.7)	(0.3)		(0.01)	—
Earnout related adjustments	—	—		—	—		(0.01)	0.02
Levelized foreign currency translation	—	(7.6)		—	(0.2)		—	—

Brokerage, as reported	742.6	550.9		196.3	146.7		0.57	0.53

Risk Management, as adjusted	168.1	155.9	8%	28.0	25.8	9%	0.09	0.10
Workforce & lease termination	—	—		(0.2)	—		—	—
Claim portfolio transfer ramp up	—	—		(1.5)	—		(0.01)	—
Levelized foreign currency translation	—	0.3		—	(0.3)		—	—

Risk Management, as reported	168.1	156.2		26.3	25.5		0.08	0.10

Total Brokerage & Risk Management, as reported	910.7	707.1		222.6	172.2		0.65	0.63
Corporate, as reported	268.6	72.4		(27.8)	(22.6)		0.05	0.10

Total Company, as reported	$1,179.3	$779.5		$194.8	$149.6		$0.70	$0.73

Total Brokerage & Risk Management, as adjusted	$910.0	$711.5	28%	$241.3	$175.1	38%	$0.75	$0.62	21%

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Six Months Ended June 30							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	6 Mths 14	6 Mths 13	Chg	6 Mths 14	6 Mths 13	Chg	6 Mths 14	6 Mths 13	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$1,309.5	$1,012.6	29%	$324.0	$231.7	40%	$0.97	$0.74
Gains on book sales	1.7	3.3		1.7	3.3		—	0.02
Acquisition integration	—	—		(22.5)	(8.0)		(0.10)	(0.04)
Workforce & lease termination	—	—		(3.9)	(0.3)		(0.02)	—
Earnout related adjustments	—	—		(1.1)	—		(0.02)	0.01
Levelized foreign currency translation	—	(10.6)		—	0.3		—	—

Brokerage, as reported	1,311.2	1,005.3		298.2	227.0		0.83	0.73

Risk Management, as adjusted	328.1	304.8	8%	54.0	49.9	8%	0.19	0.20
Workforce & lease termination	—	—		(0.4)	—		—	—
Claim portfolio and South Australia transfer ramp up	—	1.4		(2.7)	1.3		(0.01)	—
Levelized foreign currency translation	—	3.6		—	0.8		—	—

Risk Management, as reported	328.1	309.8		50.9	52.0		0.18	0.20

Total Brokerage & Risk Management, as reported	1,639.3	1,315.1		349.1	279.0		1.01	0.93
Corporate, as reported	455.0	138.5		(33.8)	(31.1)		0.08	0.11

Total Company, as reported	$2,094.3	$1,453.6		$315.3	$247.9		$1.09	$1.04

Total Brokerage & Risk Management, as adjusted	$1,637.6	$1,317.4	24%	$378.0	$281.6	34%	$1.16	$0.94	23%

Brokerage Segment Second Quarter Highlights—The following tables provide non-GAAP information that management believes is helpful when comparing certain 2014 financial information with the same periods in 2013 (in millions):

Organic Revenues (non-GAAP)	2nd Q 14	2nd Q 13	6 Mths 14	6 Mths 13
Base Commissions and Fees
Commissions as reported	$539.5	$400.9	$951.0	$727.7
Fees as reported	149.5	113.3	247.1	200.0
Less commissions and fees from acquisitions	(153.7)	—	(235.9)	—
Less disposed of operations	—	(1.8)	—	(4.6)
Levelized foreign currency translation	—	7.0	—	9.4

Organic base commissions and fees	$535.3	$519.4	$962.2	$932.5

Organic change in base commissions and fees	3.1%		3.2%

Supplemental Commissions
Supplemental commissions as reported	$27.9	$18.3	$53.3	$35.6
Less supplemental commissions from acquisitions	(7.9)	—	(15.2)	—

Organic supplemental commissions	$20.0	$18.3	$38.1	$35.6

Organic change in supplemental commissions	9.3%		7.0%

Contingent Commissions
Contingent commissions as reported	$21.8	$14.5	$54.0	$37.0
Less contingent commissions from acquisitions	(5.9)	—	(10.8)	—

Organic contingent commissions	$15.9	$14.5	$43.2	$37.0

Organic change in contingent commissions	9.7%		16.8%

Organic change in base commissions and fees, supplemental commissions and contingent commissions	3.4%		3.8%

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Brokerage Segment Second Quarter Highlights (continued)

Adjusted Compensation Expense and Ratio (non-GAAP)		2nd Q 14	2nd Q 13	6 Mths 14	6 Mths 13
Reported amounts		$423.8	$314.0	$779.9	$601.7
Acquisition integration		(12.2)	(2.2)	(15.8)	(3.5)
Workforce and lease termination related charges		(1.7)	(0.3)	(3.4)	(0.3)
Acquisition related adjustments		—	—	(1.1)	—
Levelized foreign currency translation		—	5.3	—	7.9

Adjusted amounts		$409.9	$316.8	$759.6	$605.8

Adjusted ratios using adjusted revenues on pages 1 and 2	*	55.3%	57.0%	58.0%	59.8%

*	Adjusted second quarter compensation ratio was 1.7 pts lower than the same period in 2013. This ratio was primarily impacted by lower overall compensation levels of the combined four larger recent acquisitions of Bollinger, Giles, Oval and Crombie/OAMPS of 2.2 pts offset by increases in incentive compensation of 0.5 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		2nd Q 14	2nd Q 13	6 Mths 14	6 Mths 13
Reported amounts		$122.5	$90.2	$233.1	$176.6
Acquisition integration		(3.8)	(2.8)	(6.7)	(4.5)
Workforce and lease termination related charges		—	—	(0.5)	—
Levelized foreign currency translation		—	2.1	—	3.0

Adjusted amounts		$118.7	$89.5	$225.9	$175.1

Adjusted ratios using adjusted revenues on pages 1 and 2	*	16.0%	16.1%	17.3%	17.3%

*	Adjusted second quarter operating expense ratio was 0.1 pts lower than the same period in 2013. This ratio was primarily impacted by higher overall operating expense levels of the combined four larger recent acquisitions of Bollinger, Giles, Oval and Crombie/OAMPS of 0.8 pts offset by decreases in professional fees of 0.3 pts and various other expense savings of 0.6 pts.

Adjusted EBITDAC (non-GAAP)		2nd Q 14	2nd Q 13	6 Mths 14	6 Mths 13
Total EBITDAC—see page 9 for computation		$196.3	$146.7	$298.2	$227.0
Gains from books of business sales		(0.7)	(2.9)	(1.7)	(3.3)
Acquisition integration **		16.0	5.0	22.5	8.0
Acquisition related adjustments		—	—	1.1	—
Workforce and lease termination related charges		1.7	0.3	3.9	0.3
Levelized foreign currency translation		—	0.2	—	(0.3)

Adjusted EBITDAC		$213.3	$149.3	$324.0	$231.7

Adjusted EBITDAC change		42.9%	20.3%	39.8%	22.9%

Adjusted EBITDAC margin	*	28.8%	26.9%	24.7%	22.9%

*	Adjusted second quarter EBITDAC margin was 1.9 pts higher than the same period in 2013. This ratio was primarily impacted by higher overall EBITDAC margins of the combined four larger recent acquisitions of Bollinger, Giles, Oval and Crombie/OAMPS of 1.4 pts and higher overall EBITDAC margins of Gallagher’s other businesses of 0.5 pts.

**	Acquisition integration costs were primarily related to the on-boarding of over 4,100 employees related to the Bollinger, Giles, Oval and Crombie/OAMPS acquisitions, communication system conversion costs and related performance compensation. Integration costs in second quarter 2013 relate to the Heath Lambert acquisition only.

The following is a summary of Brokerage segment acquisition activity for 2014 and 2013:

	2nd Q 14	2nd Q 13	6 Mths 14	6 Mths 13
Shares issued for acquisitions & earnouts (excluding secondary offering)	1,404,000	38,000	2,142,000	38,000
Number of acquisitions closed	17	5	26	9
Annualized revenues acquired (in millions)	$497.1	$35.9	$514.9	$40.9

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Brokerage Segment Second Quarter Highlights (continued)

On April 16, 2014, Gallagher closed on a secondary public offering of its common stock issuing 21.85 million shares of stock for net proceeds of $911.4 million. The net impact to diluted net earnings per share in second quarter 2014 compared to second quarter 2013 of issuing the shares on April 16, 2014 yet not using most of those proceeds until June 16, 2014 to purchase Crombie/OAMPS, was a reduction of $0.08 per share ($0.07 in the Brokerage Segment and $0.01 in the Risk Management Segment). For the period June 16, 2014 to June 30, 2014, Gallagher recorded revenues of $29.0 million, adjusted EBITDAC of $16.6 million, adjusted pretax earnings of $15.0 million and adjusted net earnings of $10.1 million related to its ownership of Crombie/OAMPS during that period. Due to seasonality of those businesses, the net earnings realized in this period represented approximately 60% of those operations’ second quarter 2014 net earnings.

Risk Management Segment Second Quarter Highlights—The following tables provide non-GAAP information that management believes is helpful when comparing certain 2014 financial information with the same periods in 2013 (in millions):

Organic Revenues (non-GAAP)	2nd Q 14	2nd Q 13	6 Mths 14	6 Mths 13
Fees	$163.4	$148.1	$318.9	$295.4
International performance bonus fees	4.5	7.5	8.6	13.2

Fees as reported	167.9	155.6	327.5	308.6
Less fees from acquisitions	(0.9)	—	(3.1)	—
Less South Australia ramp up fees	—	—	—	(1.4)
Less New Zealand earthquake claims administration	—	—	—	(0.1)
Levelized foreign currency translation	—	(0.4)	—	(3.4)

Organic fees	$167.0	$155.2	$324.4	$303.7

Organic change in fees	7.6%	10.4%	6.8%	10.6%

Adjusted Compensation Expense and Ratio (non-GAAP)		2nd Q 14	2nd Q 13	6 Mths 14	6 Mths 13
Reported amounts		$100.4	$91.3	$200.3	$182.9
Claim portfolio transfer ramp up costs		(0.8)	—	(1.6)	—
Workforce and lease termination related charges		(0.2)	—	(0.4)	—
Levelized foreign currency translation		—	(0.4)	—	(2.3)

Adjusted amounts		$99.4	$90.9	$198.3	$180.6

Adjusted ratios using adjusted revenues on pages 1 and 2	*	59.1%	58.3%	60.4%	59.3%

*	Adjusted second quarter compensation ratio was 0.8 pts higher than the same period in 2013. This ratio was primarily impacted by increased incentive compensation of 0.4 pts and increased temporary help of 0.2 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		2nd Q 14	2nd Q 13	6 Mths 14	6 Mths 13
Reported amounts		$41.4	$39.4	$76.9	$74.9
Claim portfolio transfer and South Australia ramp up costs		(0.7)	—	(1.1)	(0.1)
Levelized foreign currency translation		—	(0.2)	—	(0.5)

Adjusted amounts		$40.7	$39.2	$75.8	$74.3

Adjusted ratios using adjusted revenues on pages 1 and 2	*	24.2%	25.1%	23.1%	24.4%

*	Adjusted second quarter operating expense ratio was 0.9 pts lower than the same period in 2013. This ratio was primarily impacted by savings in real estate of 0.3 pts and decreased professional fees of 0.4 pts.

Adjusted EBITDAC (non-GAAP)	2nd Q 14	2nd Q 13	6 Mths 14	6 Mths 13
Total EBITDAC—see page 9 for computation	$26.3	$25.5	$50.9	$52.0
Workforce and lease termination related charges	0.2	—	0.4	—
Claim portfolio transfer ramp up costs	1.5	—	2.7	(1.3)
Levelized foreign currency translation	—	0.3	—	(0.8)

Adjusted EBITDAC	$28.0	$25.8	$54.0	$49.9

Adjusted EBITDAC change	8.5%	14.4%	8.2%	13.4%

Adjusted EBITDAC margin	16.7%	16.5%	16.5%	16.4%

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Corporate Segment Second Quarter Highlights—The following table provides non-GAAP information that management believes is helpful when comparing 2014 operating results for the Corporate Segment with the same periods in 2013 (in millions):

	2014			2013
	Pretax	Income	Net	Pretax	Income	Net
	Earnings	Tax	Earnings	Earnings	Tax	Earnings
	(Loss)	Benefit	(Loss)	(Loss)	Benefit	(Loss)
2nd Quarter
Interest and banking costs	$(21.7)	$8.7	$(13.0)	$(12.8)	$5.1	$(7.7)
Clean energy investments	(15.9)	50.9	35.0	(16.7)	40.8	24.1
Acquisition costs	(9.1)	0.5	(8.6)	(1.9)	0.2	(1.7)
Corporate	(3.3)	(2.8)	(6.1)	(4.0)	1.8	(2.2)

	$(50.0)	$57.3	$7.3	$(35.4)	$47.9	$12.5

Six Months
Interest and banking costs	$(38.3)	$15.3	$(23.0)	$(24.7)	$9.9	$(14.8)
Clean energy investments	(14.5)	70.4	55.9	(17.6)	54.9	37.3
Acquisition costs	(12.0)	0.9	(11.1)	(2.9)	0.4	(2.5)
Corporate	(8.3)	(1.6)	(9.9)	(10.0)	4.5	(5.5)

	$(73.1)	$85.0	$11.9	$(55.2)	$69.7	$14.5

Debt, interest and banking—At June 30, 2014, Gallagher had $2,225.0 million of borrowings from private placements, $100.0 million of which is due in August 2014 and $153.0 million of short-term borrowings under its line of credit facility. On June 24, 2014, Gallagher entered into a note purchase agreement for a private placement of $700.0 million of senior unsecured notes. Proceeds were primarily used to pay down its line of credit facility and partially fund its acquisitions. On June 16, 2014 we entered into a revolving loan facility that provides funding for the three acquired Australian and New Zealand premium finance subsidiaries. It comprises four tranches which total approximately $210.0 million, of which $139.0 million was outstanding at June 30, 2014.

At-the-market equity program—Gallagher has an at-the-market equity program under which it may sell up to $196 million of its common stock through Morgan Stanley & Co. LLC as sales agent. During second quarter 2014, Gallagher did not sell shares of its common stock under the program.

Clean energy investments—The following provides certain information related to Gallagher’s investments in limited liability companies that own 34 clean coal production plants, which produce refined coal using proprietary technologies owned by Chem-Mod. We believe that the production and sale of refined coal at these plants qualifies to receive refined coal tax credits under IRC Section 45 through 2019 for the fourteen 2009 Era Plants and through 2021 for the twenty 2011 Era Plants. The underlying operations of those investments where Gallagher has a controlling ownership interest are consolidated.

		Gallagher’s Portion of Estimated
		Additional
	Gallagher’s	Required	Ultimate
	Tax-Effected	Tax-Effected	Annual
	Book Value At	Capital	After-tax
($ in millions)	June 30, 2014	Investment	Earnings *
Investments that own 2009 Era Plants
12 Under long-term production contracts	$13.8	$0.1	$35.0
2 In negotiations for long-term production contracts	0.7	Not Estimable	Not Estimable
Investments that own 2011 Era Plants
15 Under long-term production contracts	34.3	—	60.0
5 In negotiations for long-term production contracts	3.2	Not Estimable	Not Estimable

*	Reflects management’s current best estimate of the ultimate future potential annual after-tax earnings based on production estimates from the host utilities. However, host utilities do not consistently utilize the refined fuel plants at ultimate production levels due to seasonal electricity demand, as well as many operational, regulatory and environmental compliance reasons.

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Corporate Segment Second Quarter Highlights (continued)

Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as refined coal production plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher an average of approximately $4.0 million of net after-tax earnings per quarter.

All estimates set forth above regarding the potential future earnings impact of our clean energy investments are subject to significant risks. Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our prospectus supplement filed on April 11, 2014, for a more detailed discussion of these and other factors that could impact the information above.

Acquisition costs—Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate—Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 35% to 37% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarter ended June 30, 2014 and 2013 was (1.8)% and 4.0%, respectively. Gallagher’s tax rate for the quarter ended June 30, 2014 was lower than the statutory rate and was lower than 2013 due to the amount of IRC Section 45 tax credits earned in 2014 compared to 2013.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, July 30, 2014 at 9:00a.m. ET/8:00 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 27 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment; (v) the future margin impact of recent acquisitions; (vi) future debt to earnings ratios of the company; and (vii) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments including uncertainties related to political and regulatory risks, including potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property risks; and environmental risks—all could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in the insurance brokerage industry’s competitive landscape—all could impact (iii)—(vii) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its prospectus supplement filed on April 11, 2014, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

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Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information related to organic revenues and EBITDAC, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation—Gallagher believes that the adjusted presentations of the current and prior year information, presented in this earnings release, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

•	Adjusted revenues and expenses—Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, claim portfolio transfer and South Australia ramp up fees/costs, workforce related charges, lease termination related charges, acquisition related adjustments and the impact of foreign currency translation, as applicable. Integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Adjusted ratios—Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures—Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC—Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin—Gallagher defines this measure as EBITDAC divided by total revenues.

•	Adjusted EBITDAC—Gallagher defines this measure as EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, claim portfolio transfer and South Australia ramp up fees/costs, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin—Gallagher defines this measure as adjusted EBITDAC divided by total adjusted revenues (defined above).

•	Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments—Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, claim portfolio transfer and South Australia ramp up fees/costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments and effective income tax rate impact divided by diluted weighted average shares outstanding. The effective income tax rate impact represents the difference in income tax expense for tax amounts derived using the actual effective tax rate compared to tax amounts derived using a normalized effective tax rate.

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Organic Revenues—For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in organic growth excludes the impact of supplemental commission and contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions accounted for as purchases and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of New Zealand earthquake claims administration and the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures—This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 9), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 2 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the supplemental quarterly data available at www.ajg.com.

New York Stock Exchange Rule 303A.08 Disclosure—In connection with the closing of the acquisition of Crombie/OAMPS, Gallagher expects to grant employment inducement awards of restricted stock units to three employees of the acquired businesses on August 1, 2014. Steve Lockwood, chief executive officer of the Australia and New Zealand businesses, Carl O’Shea, chief executive of the New Zealand business, and Sue Houghton, chief financial and operations officer of the Australia and New Zealand businesses, will receive restricted stock unit awards with values of NZ$825,000, NZ$627,000 and AU$350,000, respectively, based on the currency exchange rates and the 30-day trailing average stock price of the company’s common stock as of July 31, 2014. The restricted stock units will vest one-third on each of the first, second and third anniversaries of the date of grant, and will be subject to each employee’s continued employment with the company and accelerate in connection with certain termination events.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC—2nd Qtr and 6 Months Ended June 30,

(Unaudited—in millions except per share, percentage and workforce data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Brokerage Segment
Commissions	$539.5	$400.9	$951.0	$727.7
Fees	149.5	113.3	247.1	200.0
Supplemental commissions	27.9	18.3	53.3	35.6
Contingent commissions	21.8	14.5	54.0	37.0
Investment income and gains realized on books of business sales	3.9	3.9	5.8	5.0

Revenues	742.6	550.9	1,311.2	1,005.3

Compensation	423.8	314.0	779.9	601.7
Operating	122.5	90.2	233.1	176.6
Depreciation	10.6	7.5	19.6	13.8
Amortization	42.2	29.1	79.6	58.1
Change in estimated acquisition earnout payables	7.0	(2.5)	12.1	1.9

Expenses	606.1	438.3	1,124.3	852.1

Earnings before income taxes	136.5	112.6	186.9	153.2
Provision for income taxes	48.0	44.1	65.8	60.1

Net earnings	$88.5	$68.5	$121.1	$93.1

EBITDAC
Net earnings	$88.5	$68.5	$121.1	$93.1
Provision for income taxes	48.0	44.1	65.8	60.1
Depreciation	10.6	7.5	19.6	13.8
Amortization	42.2	29.1	79.6	58.1
Change in estimated acquisition earnout payables	7.0	(2.5)	12.1	1.9

EBITDAC	$196.3	$146.7	$298.2	$227.0

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Risk Management Segment
Fees	$167.9	$155.6	$327.5	$308.6
Investment income	0.2	0.6	0.6	1.2

Revenues	168.1	156.2	328.1	309.8

Compensation	100.4	91.3	200.3	182.9
Operating	41.4	39.4	76.9	74.9
Depreciation	5.0	4.7	9.9	9.1
Amortization	0.7	0.6	1.4	1.2

Expenses	147.5	136.0	288.5	268.1

Earnings before income taxes	20.6	20.2	39.6	41.7
Provision for income taxes	7.4	7.7	14.3	15.3

Net earnings	$13.2	$12.5	$25.3	$26.4

EBITDAC
Net earnings	$13.2	$12.5	$25.3	$26.4
Provision for income taxes	7.4	7.7	14.3	15.3
Depreciation	5.0	4.7	9.9	9.1
Amortization	0.7	0.6	1.4	1.2

EBITDAC	$26.3	$25.5	$50.9	$52.0

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Corporate Segment
Revenues from consolidated clean coal facilities	$250.2	$66.2	$404.5	$115.5
Royalty income from clean coal licenses	12.8	6.9	27.4	16.9
Loss from unconsolidated clean coal facilities	(0.2)	(0.9)	(2.7)	(3.2)
Other net revenues	5.8	0.2	25.8	9.3

Revenues	268.6	72.4	455.0	138.5

Cost of revenues from consolidated clean coal facilities	270.5	76.6	441.5	134.7
Compensation	5.8	10.2	16.1	14.8
Operating	20.1	8.2	31.2	20.1
Interest	21.2	11.9	37.4	23.1
Depreciation	1.0	0.9	1.9	1.0

Expenses	318.6	107.8	528.1	193.7

Loss before income taxes	(50.0)	(35.4)	(73.1)	(55.2)
Benefit for income taxes	(57.3)	(47.9)	(85.0)	(69.7)

Net earnings	$7.3	$12.5	$11.9	$14.5

EBITDAC
Net earnings	$7.3	$12.5	$11.9	$14.5
Benefit for income taxes	(57.3)	(47.9)	(85.0)	(69.7)
Interest	21.2	11.9	37.4	23.1
Depreciation	1.0	0.9	1.9	1.0

EBITDAC	$(27.8)	$(22.6)	$(33.8)	$(31.1)

See “Information Regarding Non-GAAP Measures” on page 7 of 11.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC—2nd Qtr and 6 Months Ended June 30,

(Unaudited—in millions except share and per share data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Total Company
Commissions	$539.5	$400.9	$951.0	$727.7
Fees	317.4	268.9	574.6	508.6
Supplemental commissions	27.9	18.3	53.3	35.6
Contingent commissions	21.8	14.5	54.0	37.0
Investment income and gains realized on books of business sales	4.1	4.5	6.4	6.2
Revenues from clean coal activities	262.8	72.2	429.2	129.2
Other net revenues—Corporate	5.8	0.2	25.8	9.3

Revenues	1,179.3	779.5	2,094.3	1,453.6

Compensation	530.0	415.5	996.3	799.4
Operating	184.0	137.8	341.2	271.6
Cost of revenues from clean coal activities	270.5	76.6	441.5	134.7
Interest	21.2	11.9	37.4	23.1
Depreciation	16.6	13.1	31.4	23.9
Amortization	42.9	29.7	81.0	59.3
Change in estimated acquisition earnout payables	7.0	(2.5)	12.1	1.9

Expenses	1,072.2	682.1	1,940.9	1,313.9

Earnings before income taxes	107.1	97.4	153.4	139.7
Provision (benefit) for income taxes	(1.9)	3.9	(4.9)	5.7

Net earnings	$109.0	$93.5	$158.3	$134.0

Diluted net earnings per share	$0.70	$0.73	$1.09	$1.04

Dividends declared per share	$0.36	$0.35	$0.72	$0.70

EBITDAC
Net earnings	$109.0	$93.5	$158.3	$134.0
Provision (benefit) for income taxes	(1.9)	3.9	(4.9)	5.7
Interest	21.2	11.9	37.4	23.1
Depreciation	16.6	13.1	31.4	23.9
Amortization	42.9	29.7	81.0	59.3
Change in estimated acquisition earnout payables	7.0	(2.5)	12.1	1.9

EBITDAC	$194.8	$149.6	$315.3	$247.9

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited—in millions except per share data)

	June 30, 2014	Dec 31, 2013
Cash and cash equivalents	$973.5	$298.1
Restricted cash	1,109.0	1,027.4
Premiums and fees receivable	1,997.6	1,288.8
Other current assets	360.2	261.3

Total current assets	4,440.3	2,875.6
Fixed assets—net	193.7	160.4
Deferred income taxes	328.9	279.8
Other noncurrent assets	397.3	320.7
Goodwill—net	3,027.6	2,145.2
Amortizable intangible assets—net	1,631.5	1,078.8

Total assets	$10,019.3	$6,860.5

Premiums payable to insurance and reinsurance companies	$2,819.4	$2,154.7
Accrued compensation and other accrued liabilities	491.5	370.6
Unearned fees	94.3	84.5
Other current liabilities	77.8	44.5
Premium financing debt	139.0	—
Corporate related borrowings—current	253.0	630.5

Total current liabilities	3,875.0	3,284.8
Corporate related borrowings—noncurrent	2,125.0	825.0
Other noncurrent liabilities	769.7	665.2

Total liabilities	6,769.7	4,775.0

Stockholders’ equity:
Common stock—issued and outstanding	159.0	133.6
Capital in excess of par value	2,388.0	1,358.1
Retained earnings	648.4	596.4
Accumulated other comprehensive income (loss)	54.2	(2.6)

Total stockholders’ equity	3,249.6	2,085.5

Total liabilities and stockholders’ equity	$10,019.3	$6,860.5

See “Information Regarding Non-GAAP Measures” on page 7 of 11.

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Arthur J. Gallagher & Co.

Other Information and Notes

(Unaudited—data is rounded where indicated)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	154,252	127,260	144,241	126,713
Diluted weighted average shares outstanding (000s)	155,672	128,874	145,757	128,230
Common shares issued for acquisitions & earnouts (excluding secondary offering) (000s)	1,404	38	2,142	38
Number of acquisitions closed	17	5	26	9
Annualized revenues acquired (in millions)	$497.1	$35.9	$514.9	$40.9
Workforce at end of period (includes acquisitions):
Brokerage			13,995	9,327
Risk Management			4,876	4,614
Total Company			19,239	14,276

Contact: Marsha Akin

Director—Investor Relations

630-285-3501 or marsha_akin@ajg.com

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